UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor

Cambridge, MA 02142

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 301-7000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Escrow Agreement

On June 30, 2009, CombinatoRx, Incorporated (“CombinatoRx”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Neuromed Pharmaceuticals Inc., a privately held biopharmaceutical company (“Neuromed”), Neuromed Pharmaceuticals Ltd., a wholly owned subsidiary of Neuromed (“Neuromed Canada”), PawSox, Inc., a wholly owned subsidiary of CombinatoRx (“Merger Subsidiary”), and a representative of the stockholders of Neuromed and Neuromed Canada (the “Stockholder Representative”), pursuant to which the Merger Subsidiary will be merged with and into Neuromed (the “Merger”), with Neuromed continuing after the Merger as the surviving corporation and a wholly owned subsidiary of CombinatoRx.

Subject to the terms of the Merger Agreement and an Escrow Agreement, dated as of June 30, 2009, by and among CombinatoRx, the Stockholder Representative and Computershare Trust Company, N.A (the “Escrow Agreement”), CombinatoRx will issue shares of common stock to Neuromed stockholders such that the pre-merger stockholders of Neuromed and CombinatoRx will each own approximately 50% of the voting power of the combined company upon the closing of the Merger. A portion of the shares of common stock issued to Neuromed stockholders at closing, along with additional shares of common stock which may in the future be issued to Neuromed stockholders, will be held in escrow pursuant to the terms of the Escrow Agreement.

Commercial rights to Exalgo™, a drug candidate developed by Neuromed Canada, have been sold to Mallinckrodt Inc., a subsidiary of Covidien plc for $15 million in upfront payments and up to $16 million in additional development funding, with the potential for significant revenue from approval milestones and royalties on net sales after Exalgo approval by the U.S. Food and Drug Administration (the “FDA”). As set forth below, based on the timing of the FDA’s approval of Exalgo, the percentage ownership of the combined company will be adjusted by issuing the shares held in escrow to former Neuromed stockholders or returning the shares held in escrow to CombinatoRx to be cancelled. Subject to the terms and conditions of the Escrow Agreement:

•	If FDA approval of Exalgo is received by December 31, 2009, pre-merger CombinatoRx stockholders will own 30% of the combined company.

•	If FDA approval of Exalgo is received between January 1, 2010 and September 30, 2010, pre-merger CombinatoRx stockholders will own 40% of the combined company.

•	If FDA approval of Exalgo is received between October 1, 2010 and December 31, 2010, pre-merger CombinatoRx stockholders will own 60% of the combined company.

•	If FDA approval of Exalgo is not received by December 31, 2010, pre-merger CombinatoRx stockholders will own 70% of the combined company.

The Merger Agreement contains a customary “no-shop” covenant under which neither CombinatoRx nor Neuromed is permitted to solicit any alternative acquisition proposals, participate in any negotiations or discussions with any person relating to any alternative acquisition proposal, provide any information to any person in connection with any alternative acquisition proposal, approve, endorse or recommend any alternative acquisition proposal, or enter into any agreement relating to any alternative acquisition proposal. The “no-shop” provision is subject to certain exceptions that permit the board of directors of each of CombinatoRx and Neuromed to comply with its fiduciary duties, which, under certain circumstances, would enable either CombinatoRx or Neuromed to provide information to, and engage in discussions or negotiations with, third parties with respect to alternative acquisition proposals.

The Merger Agreement provides each of CombinatoRx and Neuromed with specified termination rights. If the Merger Agreement is terminated to accept a superior acquisition proposal or under other circumstances specified in the Merger Agreement, CombinatoRx or Neuromed, as the case may be, will be required to pay the other a termination fee of approximately $1.5 million.

CombinatoRx and Neuromed currently expect to complete the Merger in the fourth quarter of 2009. CombinatoRx’s and Neuromed’s obligations to consummate the Merger are subject to the satisfaction or waiver of customary closing conditions, including, among others, obtaining the requisite approvals of the stockholders of CombinatoRx and Neuromed, the effectiveness of an amendment to the organizational documents of Neuromed Canada to facilitate the conversion its outstanding indebtedness and the effectiveness of a registration statement on Form S-4 relating to the shares of CombinatoRx common stock to be issued to Neuromed stockholders pursuant to the Merger Agreement and Escrow Agreement.

The Boards of Directors of CombinatoRx and Neuromed have each approved the Merger Agreement, the Escrow Agreement and the related transactions, and have adopted resolutions recommending the requisite stockholder approvals for consummation of the Merger. CombinatoRx and Neuromed will each hold a stockholders’ meeting to submit these matters to their respective stockholders for their consideration. In connection with the Merger, CombinatoRx intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus of CombinatoRx and Neuromed and other relevant materials in connection with the proposed transactions.

The proposed Board of Directors of the combined company will consist of the following ten members: Frank Haydu, Chairman; Mark Corrigan, MD, EVP, Research & Development of Sepracor Inc.; Sally Crawford, former COO of Healthsource; Todd Foley, Managing Director of MPM Capital; William Hunter, MD, MSc, Chairman of the Board, President & CEO of Angiotech Pharmaceuticals Inc.; Michael Kauffman, MD, Ph.D., CMO of Proteolix, Inc.; W. James O’Shea, former COO of Sepracor Inc.; Hartley Richardson, President & CEO of James Richardson & Sons, Ltd.; Christopher Gallen, MD, PhD, President & CEO of the combined company, and Robert Forrester, EVP and COO of the combined company.

The proposed management team of the combined company will be: Christopher Gallen, MD, Ph.D., as President and Chief Executive Officer; Robert Forrester, as Executive Vice President and Chief Operating Officer; Justin Renz, as Senior Vice President and Chief Financial Officer; Terrance Snutch, Ph.D., as Senior Vice President and Chief Scientific Officer; Gene Wright, Ph.D., Senior Vice President and Chief Development Officer; and Jason Cole, Senior Vice President and General Counsel.

The foregoing description of the Merger, the Merger Agreement and the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and Escrow Agreement, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about CombinatoRx. The Merger Agreement contains representations, warranties and covenants that CombinatoRx and Neuromed made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between CombinatoRx and Neuromed and may be subject to important qualifications and limitations agreed to by CombinatoRx and Neuromed in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between CombinatoRx and Neuromed rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in CombinatoRx’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Voting Agreements

In connection with the execution of the Merger Agreement, CombinatoRx entered into Voting Agreements with its current directors and certain officers, funds affiliated with BVF, Inc. and Boston Millennia Partners, which together own or control an aggregate of approximately 35% of CombinatoRx’s common stock. The Voting Agreements provide that, among other things, each of the stockholders agreed to vote or cause to be voted, all of the shares of CombinatoRx’s common stock beneficially owned by such stockholder in favor of the stockholder proposals submitted at the CombinatoRx stockholders meeting held in connection with the Merger. In addition, stockholders of Neuromed holding in excess of 60% of Neuromed’s voting securities have entered into similar voting agreements whereby they have agreed to vote or cause to be voted, all of the shares of capital stock of Neuromed beneficially owned by such stockholders in favor of the adoption and approval of the Merger Agreement.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of CombinatoRx Voting Agreement (Delaware), the form of CombinatoRx Voting Agreement (California) and the form of Neuromed Voting Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, CombinatoRx entered into a Registration Rights Agreement (the “Registration Rights Agreement”), with certain funds affiliated with MPM Capital, Ltd., a stockholder of Neuromed, James Richardson & Sons, Limited, a stockholder of Neuromed, Working Opportunity Fund (EVCC) Ltd., a stockholder of Neuromed, and with certain funds affiliated with BVF, Inc., a stockholder of CombinatoRx. Pursuant to the Registration Rights Agreement, CombinatoRx has agreed to give these parties certain registration rights.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the Merger, CombinatoRx intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus of CombinatoRx and Neuromed and other relevant materials in connection with the proposed transactions. Investors and security holders of CombinatoRx are urged to read the proxy statement/prospectus and the other relevant material when they become available because these materials will contain important information about CombinatoRx, Neuromed and the proposed transaction. The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed by CombinatoRx with the SEC by directing a written request to CombinatoRx, Incorporated, 245 First Street, Third Floor, Cambridge, MA 02142, Attention: Secretary. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

CombinatoRx and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of CombinatoRx in connection with the Merger. Information about the executive officers and directors of CombinatoRx and their ownership of CombinatoRx common stock is set forth in Amendment No. 1 to the CombinatoRx Annual Report on Form 10-K, which was filed with the SEC on April 30, 2009. Investors and security holders may obtain additional information regarding the direct and indirect interests of CombinatoRx, Neuromed and their respective executive officers and directors in the Merger by reading the proxy statement/prospectus regarding the Merger when they become available.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between CombinatoRx and Neuromed, including, without limitation, the expected timetable for completing the transaction, the anticipated post-merger ownership of the combined company, the timing of the FDA’s approval of Exalgo, the future revenue of the combined company from the sale of Exalgo and any other statements about CombinatoRx management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the

Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability of each of CombinatoRx and Neuromed to satisfy the closing conditions and consummate the transaction, including obtaining the approval of the transaction by CombinatoRx’s and Neuromed’s stockholders; and the other factors described in the CombinatoRx Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as filed with the SEC, and in other filings that CombinatoRx makes with the SEC from time to time. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, CombinatoRx’s actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this document reflect the expectations and beliefs of CombinatoRx as of the date of this document. CombinatoRx anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while CombinatoRx may elect to update these forward-looking statements publicly in the future, it specifically disclaims any obligation to do so. The forward-looking statements of CombinatoRx do not reflect the potential impact of any future dispositions or strategic transactions, including the Merger, that CombinatoRx may undertake. These forward-looking statements should not be relied upon as representing CombinatoRx’s views as of any date after the date of this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e) In connection with the entry into the Merger Agreement, Mr. Alexis Borisy, President and Chief Executive Officer, will no longer be employed by CombinatoRx, and has resigned as a director, both effective July 1, 2009. In connection with Mr. Borisy’s termination of employment, on July 1, 2009, CombinatoRx entered into separation and consulting agreements with Mr. Borisy. Under the separation agreement, Mr. Borisy will cease his current role as President and Chief Executive Officer. Under the consulting agreement, Mr. Borisy has agreed to serve on the CombinatoRx Scientific Advisory Board and to assume the role of consultant until June 30, 2010. During this 12-month period, Mr. Borisy will be paid $350 per hour for his services as requested by CombinatoRx. Further, as required by Mr. Borisy’s existing employment and retention agreements with CombinatoRx, Mr. Borisy will receive on July 1, 2009: a single lump sum cash severance payment of $932,500, pay in lieu of notice of $77,708, a single lump sum cash retention payment of $150,000, continuation of healthcare benefits for 24 months and accelerated vesting of his outstanding stock options and restricted stock awards. The separation and consulting agreements are attached as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K.

(c) Effective July 1, 2009, Mr. Robert Forrester, Executive Vice President and Chief Financial Officer, was appointed by the CombinatoRx Board of Directors as Interim President and Chief Executive Officer and the CombinatoRx Principal Executive Officer.

Effective July 1, 2009, Mr. Justin Renz, Vice President, Finance and Treasurer, was appointed as Senior Vice President and Chief Financial Officer and as the CombinatoRx Principal Financial and Accounting Officer. Mr. Renz, age 37, joined CombinatoRx in September 2006 as Vice President, Finance and Treasurer. From August 2005 to September 2006, Mr. Renz was Director, Accounting and Financial Operations at EMD Serono. From 2002 to 2005, he was Senior Director, Global Accounting and Finance at Coley Pharmaceutical Group and has also held financial and accounting positions at ArQule, Inc., Millipore Corporation and Arthur Andersen LLP. Mr. Renz holds a B.A. in Economics/Accounting from the College of the Holy Cross, a Masters in the Science of Taxation from Northeastern University and an MBA from Suffolk University.

Item 8.01	Other Events.

On July 1, 2009, CombinatoRx issued a press release announcing, among other things, the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on July 1, 2009, CombinatoRx will hold a conference call to discuss the planned merger between CombinatoRx and Neuromed. A copy of the management presentation that will be used during the conference call is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED

By:	/s/ Robert Forrester
Name:	Robert Forrester
Title:	Interim President and Chief Executive Officer

Dated: July 1, 2009

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 30, 2009, by and among CombinatoRx, Incorporated, PawSox, Inc., Neuromed Pharmaceuticals, Inc., Neuromed Pharmaceuticals Ltd. and the Stockholder Representative (1)

2.2	Escrow Agreement, dated as of June 30, 2009, by and among CombinatoRx, Incorporated, Computershare Trust Company, N.A.and the Stockholder Representative

10.1	Form of CombinatoRx Voting Agreement (Delaware) and a schedule of signatories thereto

10.2	Form of CombinatoRx Voting Agreement (California) and a schedule of signatories thereto

10.3	Form of Neuromed Voting Agreement and a schedule of signatories thereto

10.4	Registration Rights Agreement, dated as of June 30, 2009, among CombinatoRx, Incorporated and the investors set forth therein

10.5	Separation Agreement, dated as of July 1, 2009, between CombinatoRx, Incorporated and Alexis Borisy

10.6	Consulting Agreement, dated as of July 1, 2009, between CombinatoRx, Incorporated and Alexis Borisy

99.1	Press Release, dated July 1, 2009

99.2	Management Presentation Slides, dated July 1, 2009

(1)	The schedules and an exhibit to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. CombinatoRx will furnish copies of any of such exhibit or schedules to the SEC upon request.